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                                                                    EXHIBIT 10.2

                          AMENDMENT TO LEASE AGREEMENT

      THIS AMENDMENT TO LEASE AGREEMENT made and entered as of this 10th day of July, 1998, between REVENGE MARINE, INC., a Nevada corporation, as Tenant, and MIAMI RIVER PARTNERS, LTD., a Florida limited partnership, as Landlord.

                                   RECITALS:

      WHEREAS, Landlord and Tenant made and entered into that certain Lease Agreement dated as of May ___, 1998 (the "Lease"), for the Premises therein described; and

      WHEREAS, the parties desire to amend the Lease as hereinafter described.

      NOW, THEREFORE, for $10.00 and other good and valuable considerations herein described, the parties hereto hereby agree that the Lease is modified as follows:

      1. Effective on the Commencement Date, ARTICLE II, RENT AND SECURITY,
SECTION 2.01, AMOUNT OF MINIMUM RENT, is changed to provide that the Annual Rent for Lease Year number one (1) is increased from $430,500.00 to $448,000.00 and the Monthly Installments are increased from $35,875.00 to $37,333.34. All references in the lease to Annual Rent, Monthly Installments thereof, and adjustments and increases thereto for all Lease Years subsequent to the first Lease Year, shall be based upon the Annual Rent and Monthly Installment thereof (as appropriate) as herein modified and increased.

         After the word "inclusive" in the second line of the first full grammatical paragraph of SECTION 2.01, shall be added "(and during each Lease Year of the Extended Term, if applicable)".

      2. ARTICLE II, SECTION 2.02, PAYMENT OF RENT, is modified to provide that rent, additional rent, sales tax, use and excise tax thereon, shall be paid to Landlord and sent to the attention of BankAtlantic Development Corporation, having an office at 1350 N.E. 56th Street, Ft. Lauderdale, Florida 33334. Sales tax on rent and additional rent shall accompany payment of such rent and additional rent.

      3. ARTICLE II, SECTION 2.04, SECURITY, shall be modified to provide that notwithstanding anything to the contrary therein, Landlord, as the purchaser of the Premises, shall be entitled to retain as the security deposit under Section
2.04 of the Lease, the $35,000.00 of the $50,000.00 originally intended to be refunded to Tenant at the sale and purchase closing pursuant to paragraph four
(4) of that certain Assignment and Assumption of Purchase and Sale Agreement and Escrow Agreement dated on or about May 1, 1998 ("Assignment"), between Tenant, as Assignor therein, and Landlord, as Assignee therein. Tenant/Assignor hereby authorizes Landlord/Assignee to retain such $35,000.00 described in the Assignment as the security deposit under Section 2.04 of the Lease.


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Consistent with the foregoing, SECTION 21.19, LETTER OF CREDIT, is hereby deleted from the Lease and is of no force or effect, AB INITIO.

      4. ARTICLE III, EXPENSES PAYABLE BY TENANT, SECTION 3.01, NET INTENT, shall be amended to add to the end thereof the following language: "Included in the costs, expenses and obligations relating to the Premises and the Lease and which shall be paid by Tenant shall be payment to Landlord of an amount equal to two percent (2%) of the Annual Rent due hereunder as reimbursement to Landlord for the management fees paid by Landlord in connection with the administration of this Lease. Said amount shall be paid in equal monthly installments, with the monthly installments for the first Lease Year being $746.66. Tenant shall also reimburse Landlord for any insurance premiums Landlord pays for liability, property and loss of rents insurance which may be required, in addition to insurance provided by Tenant, by Landlord's mortgage lender on the Premises. Such reimbursement shall be made promptly after receipt by Tenant of a billing therefor from Landlord".

      5. SECTION 3.02, TENANT TO PAY IMPOSITIONS, is modified to provide that real estate taxes shall be paid by Tenant to Landlord in equal monthly installments during the Lease Term, notwithstanding the other provisions of this Section. Based on real estate taxes for the year 1997, monthly installments of real estate taxes starting with the Commencement Date shall be $5,727.00, prorated for the portion of the month in which the Lease Term commences and the month in which the Lease Term (or Extended Term, if applicable), expires. On or before the beginning of each calendar year of the Lease Term starting with the second calendar year, Landlord shall submit to Tenant a statement of the estimated monthly installments of real estate taxes for such calendar year, and Tenant shall pay same to Landlord monthly, together with the payment of Monthly Installments of Annual Rent, sales tax, the management fee reimbursement under Section 3.01 and other Additional Rent or sums due Landlord under the Lease. The estimated monthly installments for real estate taxes may be changed from time to time by Landlord based upon the prior calendar year's actual real estate taxes and/or Landlord's good faith estimate of the current calendar year's real estate taxes. If the total of the monthly installments for real estate taxes for the calendar year in which they are due is less than needed to pay the taxes, then Tenant shall pay the difference needed to pay the real estate taxes in full in a lump sum to Landlord promptly upon receipt of a billing therefor. Any overpayment of real estate taxes by Tenant shall be credited towards the real estate tax monthly installment next coming due in the ensuing calendar year. Tenant expressly agrees that Landlord may apply the security deposit or any portion thereof in satisfaction of any Additional Rent, including but not limited to real estate tax monthly installments, if same is not paid when due; any portion of the security deposit so applied shall be promptly restored by Tenant to replenish such security deposit to the full amount. Landlord hereby agrees to pay the real estate taxes from the total payment therefor received from Tenant, but Landlord shall not be obligated to pay the same from any of its own funds.

      6. ARTICLE IV, INSURANCE, SECTION 4.04, GENERAL INSURANCE PROVISIONS, PARAGRAPH E, is hereby amended to delete Landlord's waiver and release contained therein.


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      7.  ARTICLE VI, REPAIRS, REPLACEMENT MAINTENANCE AND ALTERATION, SECTION
6.04, TENANT'S OBLIGATIONS TO CONSTRUCT, is amended to provide that before Tenant commences the renovations and improvements required thereunder, Tenant shall obtain builder's risk insurance therefor and, in compliance with Article IV, which names Landlord and Landlord's mortgagee as additional insureds and loss payees thereunder, and that Tenant shall provide to Landlord an original Certificate of Insurance evidencing same.

      8. ARTICLE X, CONDEMNATION, SECTION 10.2, PARTIAL CONDEMNATION, SUBSECTION (ii) thereof is amended to provide that only that portion of the award that relates to the taking of improvements, and not that portion relating to the taking of the land upon which improvements have been constructed, shall be disbursed for repair and restoration.

      9. ARTICLE XIX, EXCULPATORY PROVISIONS, SECTION 19.01, is amended to provide that Landlord's partners shall be included as parties exculpated thereunder and after the word "Landlord" in Subsections (b) and (c) of this
Section 19.01, the words "and its partners" shall be deemed added.

      10. ARTICLE XX, ENVIRONMENTAL CONCERNS, SECTION 20.02, ENVIRONMENTAL AUDITS, is amended to provide that Landlord shall have the right to have environmental audits conducted on and of the Premises on an annual basis, or more frequently in the event Landlord has reasonable cause to believe the Premises may be contaminated or is in danger of becoming contaminated by hazardous substances, the cost of which audits shall be borne by Tenant and paid to Landlord promptly upon receipt of a statement therefor.

      11. SECTION 20.06, STORAGE TANKS, is amended to provide that Tenant acknowledges that the Approval of Alternative Procedures ("Approval") which allowed the two (2) underground storage tanks ("UST's") located on the Premises (together with associated equipment) to remain without being closed, expired in January, 1998, and that according to Florida law, unless the Approval is formally extended, the UST's must be timely closed. A copy of the Approval and a July 30, 1997, Inspection Report concerning this matter have been provided to Tenant.

          Tenant agrees that under this Section 20.06, it shall be solely responsible at its sole cost and expense for assuring that the UST's comply with all applicable laws, rules and regulations, and are either timely closed in accordance therewith or if to be reactivated and used then are put back into service according to all such applicable laws, rules and regulations (including installation of all equipment upgrades as required by law). In furtherance of the foregoing, the Tenant agrees that it shall strictly perform under all provisions of the Lease concerning any work that must be done to achieve compliance of the UST's with all applicable laws, rules and regulations, including but not limited to submitting to Landlord, for its approval all plans and specification for such work and the contractors to perform any such work and the obtaining of all permits for such work.

      12. ARTICLE XXII, OPTION TO EXTEND, SECTION 22.01 is hereby amended to make it clear that the Annual Rent during the first year of the Extended Term, whether calculated and determined under Subsections (i) or (ii) thereof, shall be deemed the base rent for purposes of adjustment and



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increases thereto under Section 2.01 of the Lease for the remaining years of the Extended Term.

      13. ARTICLE XXIII, OPTION TO PURCHASE, SECTION 22.01, SECTION (c), is amended to change the purchase price during the first year of the Lease Term from $3,259,500.00 to $3,392,000.00 and the per day increase that would apply thereto during the second Lease from $536.00 to $558.00 and the per day increase that would apply thereto during the third Lease Year from $568.00 to $591.00 (by way of example and clarification, the purchase price at a closing anytime during the first Lease Year shall be $3,392,000.00 and if the closing were to occur on the last day of the second Lease Year the purchase price would be $3,595,520.00 and if the closing were to occur on the last day of the third Lease Year the purchase price would be $3,811,251.00 (the foregoing amounts having been rounded).

      14. SECTION 23.01, SUBSECTION (d), is amended to provide that the Permitted Exceptions, Exhibit "B", shall be the Exhibit "B" attached hereto, which shall replace that Exhibit "B" attached to the Lease.

      15. Except as expressly modified herein, the Lease shall remain unchanged and in full force and effect and same is hereby ratified and confirmed. Tenant hereby represents and warrants to Landlord and to its mortgage lender on the Premises that it is in full compliance with all of the Lease terms, provisions and conditions and is not in default under any of the same.

      IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the date first hereinabove written.

Signed, sealed and delivered                Tenant:
  in the presence of:                       REVENGE MARINE, INC.

                                            By: /s/ William Robinson
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                                               William Robinson, Vice President


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                                            Landlord:
                                            MIAMI RIVER PARTNERS, LTD.
                                            BY:  MIAMI RIVER PARTNERS, INC.


                                            By:
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                                                         Its President


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